Exhibit (6)(c)

                               ADVISORY AGREEMENT
                                     between
                       REGIONS MORGAN KEEGAN SELECT FUNDS
                                       and
                          MORGAN ASSET MANAGEMENT, INC.


      ADVISORY AGREEMENT made this 18th day of February, 2005 (the "Agreement"), by and between Regions Morgan Keegan Select Funds, a Massachusetts business trust (the "Trust"), and Morgan Asset Management, Inc., a corporation organized under the laws of the State of Tennessee (the "Adviser").

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act") as an open-end management investment company, and offers for sale those series of shares of beneficial interest designated as Regions Morgan Keegan Select LEADER Growth Equity Fund, Regions Morgan Keegan Select LEADER Growth & Income Fund, Regions Morgan Keegan Select LEADER Balanced Fund, Regions Morgan Keegan Select LEADER Tax-Exempt Bond Fund, Regions Morgan Keegan Select LEADER Intermediate Bond Fund, Regions Morgan Keegan Select LEADER Tax-Exempt Money Market Fund and Regions Morgan Keegan Select LEADER Money Market Fund (each, a "Fund" and collectively, the "Funds") and

      WHEREAS, the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser on behalf of the Funds, and to have that investment adviser provide or perform for each Fund certain research, statistical and investment services;

      NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties as follows:

      1. EMPLOYMENT OF THE ADVISER. The Trust hereby employs the Adviser to invest and reinvest the assets of each Fund in the manner set forth in Section 2 of this Agreement subject to the direction of the Board of Trustees (the "Board") and the officers of the Trust, for the period, in the manner, and on the terms set forth hereinafter. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations set forth herein. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

      2. OBLIGATIONS OF, AND SERVICES TO BE PROVIDED BY, THE ADVISER. The Adviser undertakes to provide the services set forth hereinafter and to assume the following obligations:

                A.   INVESTMENT ADVISORY SERVICES.

                     (i) The Adviser shall direct the investments of each Fund, subject to and in accordance with each Fund's investment objective, policies and limitations as provided in its Prospectus and Statement of Additional Information and other governing instruments, as amended from time to time, and any other directions and policies which the Board may issue to the Adviser from time to time.

                     (ii) The Adviser is authorized, in its discretion and without prior consultation with the Trust, to purchase and sell securities and other investments for each Fund.

                B.   CORPORATE MANAGEMENT SERVICES.

                     (i) The Adviser shall furnish for the use of the Trust, office space and all necessary office facilities, equipment and personnel for servicing the investments of the Trust.

                     (ii) The Adviser shall pay the salaries of all personnel of the Adviser, performing services relating to research, statistical and investment activities of each Fund.

                C. PROVISION OF INFORMATION NECESSARY FOR PREPARATION OF REGISTRATION STATEMENT, AMENDMENTS AND OTHER MATERIALS. The Adviser will make available and provide such information as the Trust or its administrator reasonably may request for use in the preparation of the Trust's registration statement, reports and other documents required by any applicable federal, foreign or state statutes or regulations.

                D. CODE OF ETHICS. The Adviser will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Section 204A of the Investment Advisers Act of 1940 and will provide the Trust and its administrator with a copy of such code of ethics and evidence of its adoption. Within forty-five (45) days after the end of the last calendar quarter of each year that this Agreement is in effect, an executive officer of the Adviser shall certify to the Board that the Adviser has complied with the requirements of Rule 17j-1 and Section 204A during the previous year and that there has been no violation of the Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust or its administrator, the Adviser shall permit the Trust or its administrator to examine the reports required to be made to the Adviser by Rule 17j-l(c)(l).

                E. DISQUALIFICATION. The Adviser immediately shall notify the Board of the occurrence of any event which would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or any other applicable statute or regulation.

                F. OTHER OBLIGATIONS AND SERVICES. The Adviser shall make its officers and employees available to the Board and officers of the Trust for consultation and discussion regarding the management of each Fund and its investment activities.

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

      3.   EXECUTION AND ALLOCATION OF FUND BROKERAGE.

                A. The Adviser, subject to the control and direction of the Board, shall have authority and discretion to select brokers and dealers to execute transactions for each Fund, and for the selection of the markets on or in which the transactions will be executed.

                B. In acting pursuant to the foregoing Section 3.A, the Adviser will place orders through such brokers or dealers in conformity with the policies with respect to transactions for each Fund set forth in the Trust's registration statement.

                C. Neither the Trust nor the Adviser will adopt a formula for allocation of the Funds' brokerage.

                D. The Adviser may, to the extent permitted by applicable laws and regulations, aggregate securities to be sold or purchased for any Fund and for other clients in order to obtain the most favorable price and efficient execution. In that event, the Adviser may allocate the securities purchased or sold, as well as expenses incurred in the transaction, in the manner the Adviser considers to be the most equitable and consistent with its fiduciary duties to the Trust and to the Adviser's other clients.

                E. The Adviser may, in its discretion, use brokers who provide the Funds with research, analysis, advice and similar services to execute transactions on behalf of the Funds, and the Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Adviser determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to the Funds and its other clients and that the total commissions paid by a Fund will be reasonable in relation to the benefits to a Fund's shareholders over the long term.

                F. The Adviser may use brokers who are affiliated with the Adviser provided that no such broker will be utilized in any transaction in which such broker acts as principal; and the commissions, fees or other remuneration received by such brokers is reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time.

                G. The Adviser shall provide such reports as the Board may reasonably request with respect to each Fund's total brokerage and transaction activities and the manner in which that business was allocated.

      4. EXPENSES OF THE TRUST. During the term of this Agreement, each Fund will bear all expenses, not specifically assumed by the Adviser, incurred in its operations and the offering of its shares. Expenses borne by the Funds will include but not be limited to the following (or each Fund's proportionate share of the following): legal and audit expenses, organizational expenses; interest; taxes; governmental fees; fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; the cost (including brokerage commissions or charges, if any) of securities purchased or sold by each Fund and any losses incurred in connection therewith; fees of custodians, transfer agents, registrars or other agents; distribution

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

fees; expenses of preparing share certificates; expenses relating to the redemption or repurchase of shares; expenses of registering and qualifying shares for sale under applicable federal and state law and maintaining such registrations and qualifications; expenses of preparing, setting in print, printing and distributing prospectuses, statements of additional information, proxy statements, reports, notices and dividends to shareholders; cost of stationery; costs of stockholders' and other meetings of the Trust; compensation and expenses of the independent trustees of the Trust; and the Trust's pro rata portion of premiums of any fidelity bond and other insurance covering the Trust and its officers and trustees.

      5. COMPENSATION OF THE ADVISER. For the services and facilities to be furnished and expenses assumed hereunder, the Adviser shall receive from each Fund an advisory fee at the annual rate listed along with the Fund's name in Schedule A attached hereto. This advisory fee shall be payable monthly as soon as practicable after the last day of each month based on the average of the daily values of the net assets of each Fund as determined at the close of business on each day throughout the month. The assets of each Fund will be valued separately as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m., Eastern time) on each business day throughout the month or, if the Trust lawfully determines the value of the net assets of any Fund as of some other time on each business day, as of such time with respect to that Fund. The first payment of such fee shall be made as promptly as possible at the end of the month next succeeding the effective date of this Agreement. In the event that the Adviser's right to such fee commences on a date other than the last day of the month, the fee for such month shall be based on the average daily assets of the Fund in that period from the date of commencement to the last day of the month. If the Trust determines the value of the net assets of any Fund more than once on any business day, the last such determination on that day shall be deemed to be the sole determination on that day. The value of net assets shall be determined pursuant to the applicable provisions of the Trust's Amended and Restated Declaration of Trust, its By-Laws and the 1940 Act. If, pursuant to such provisions, the determination of the net asset value of any Fund is suspended for any particular business day, then the value of the net assets of such Fund on such day shall be deemed to be the value of its net assets as determined on the preceding business day. If the determination of the net asset value of any Fund has been suspended for more than one month, the Adviser's compensation payable at the end of that month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).

      6.   ACTIVITIES AND AFFILIATES OF THE ADVISER.

           A. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Adviser who may also be a trustee, officer, or employee of the Trust, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Adviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other corporation, firm, individual or association.

           B. The Trust acknowledges that the Adviser or one or more of its "affiliated persons" may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or

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

entities and that the Adviser, its "affiliated persons" or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 3, the Trust agrees that the Adviser or its "affiliated persons" may give advice or exercise investment responsibility and take such other action with respect to Affiliated Accounts which may differ from the advice given or the timing or nature of action with respect to the Funds, provided that the Adviser acts in good faith. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which a Fund may have an interest. The Adviser shall have no obligation to recommend for any Fund a position in any investment which an Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for any Fund or otherwise.

           C. Subject to and in accordance with the Amended and Restated Declaration of Trust ("Declaration of Trust") and By-Laws of the Trust as currently in effect and the 1940 Act and the rules thereunder, it is understood that certain Trustees, officers and agents of the Trust and shareholders of the Trust are or may be interested in the Adviser or its "affiliated persons," or that directors, officers, agents and shareholders of the Adviser or its "affiliated persons" are or may be interested in the Trust; and that the effect of any such interests shall be governed by said Declaration of Trust, By-Laws and the 1940 Act and the rules thereunder.

      7.   LIABILITIES OF THE ADVISER.

           A. Except as provided below, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Trust or to any shareholder of the Trust or any Fund for any act or omission in the course of, or in connection with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Trust.

           B. No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or any director or officer of the Adviser, from liability in violation of Sections 17(h), 17(i), 36(a) or 36(b) of the 1940 Act.

      8. EFFECTIVE DATE; TERM. The term of this Agreement shall begin on the date first written above and, unless sooner terminated as provided herein, shall continue in effect through August 31, 2006 and from year to year thereafter only so long as specifically approved annually (i) by vote of a majority of the Trustees of the Board who are not parties to this Agreement or interested persons of such parties, cast in person at a meeting called for that purpose, and (ii) by vote of a majority of the Board, or with respect to any Fund, by a vote of a majority of the outstanding voting securities of each Fund.

      9. ASSIGNMENT. No "assignment" of this Agreement shall be made by the Adviser, and this Agreement shall terminate automatically in the event of any such assignment. The Adviser shall notify the Trust in writing in advance of any proposed change of "control" to enable the Trust to take the steps necessary to enter into a new advisory agreement, if necessary.

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

      10. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Adviser and the Trust, which amendment is subject to the approval of the Board and, where required by the 1940 Act, the shareholders of an affected Fund in the manner required by the 1940 Act and the rules thereunder.

      11. TERMINATION. This Agreement: (i) may at any time be terminated without payment of any penalty by the Trust with respect to any Fund (by vote of the Board or by "vote of a majority of the outstanding voting securities") on sixty (60) days' written notice to the Adviser; (ii) shall immediately terminate in the event of its "assignment"; and (iii) may be terminated with respect to any Fund by the Adviser on sixty (60) days' written notice to the Trust.

      12. NAME. In the event this Agreement is terminated by either party or upon written notice from the Adviser at any time, the Trust hereby agrees that it will eliminate from its name, or the name of any of its series, any reference to the name "Regions Morgan Keegan" or "LEADER." The Trust shall have the non-exclusive use of the name "Regions Morgan Keegan" or "LEADER" in whole or in part so long as this Agreement is effective or until such notice is given.

      13. DEFINITIONS. As used in this Agreement, the terms "affiliated person," "assignment," "control," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

      14. NOTICE. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postage prepaid to the other party to this Agreement at its principal place of business.

      15. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      16. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States, this Agreement shall be administered, construed and enforced according to the laws of the Commonwealth of Massachusetts.

      17. MATTERS RELATING TO THE TRUST AS A MASSACHUSETTS BUSINESS TRUST. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Board, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Declaration of Trust.

      IN WITNESS WHEREOF the parties have caused this Agreement to be signed on their behalf by their respective officers thereunto duly authorized, all as of the date first written above.


                                    REGIONS MORGAN KEEGAN SELECT FUNDS


                                    By:     /s/ Charles D. Maxwell
                                            ----------------------------
                                    Name:   Charles D. Maxwell
                                    Title:  Secretary and Assistant Treasurer


                                    MORGAN ASSET MANAGEMENT, INC.


                                    By:     /s/ Charles D. Maxwell
                                            ----------------------------
                                    Name:   Charles D. Maxwell
                                    Title:  Secretary and Treasurer

                                   SCHEDULE A

                       REGIONS MORGAN KEEGAN SELECT FUNDS

                                  FEE SCHEDULE


                      Fund                               Percentage of Average
                      ----                                 Daily Net Assets
                                                           ----------------

Regions Morgan Keegan Select LEADER                              0.75%
     Growth Equity Fund
Regions Morgan Keegan Select LEADER                              0.75%
     Growth & Income Fund
Regions Morgan Keegan Select LEADER                              0.80%
     Balanced Fund
Regions Morgan Keegan Select LEADER                              0.50%
     Tax-Exempt Bond Fund
Regions Morgan Keegan Select LEADER                              0.50%
      Intermediate Bond Fund
Regions Morgan Keegan Select LEADER                              0.40%
     Tax-Exempt Money Market Fund
Regions Morgan Keegan Select LEADER                              0.40%
     Money Market Fund


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